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                                                                   EXHIBIT 10.15

                           ARTISAN COMPONENTS, INC.

                              Severance Agreement


     This Agreement is made by and between Artisan Components, Inc. (the "Company") and Robert Selvi ("Executive") as of the date set forth below.

     WHEREAS, the Company has employed Executive as the Company's Chief Financial Officer, effective as of June 20, 1997, and

     WHEREAS, the Company and the Executive understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment, and that the employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or the Executive,

     NOW THEREFORE, the Company and the Executive hereby agree as follows:

     1.   Termination of Employment.  If Executive's employment with the Company
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terminates other than voluntarily (which shall include a "Constructive
Termination" as defined below) or for "Cause" (as defined below), then (i) Executive shall be entitled to receive as severance pay (less applicable withholding taxes) a continuation of his base salary, as then in effect, for a period of six (6) months, plus any targeted bonus amount pro rated for such six
(6) month period as determined by the Board of Directors of the Company and paid ratably over such six (6) month period, and (ii) Executive's option to purchase 503,386 shares of Common Stock, shall continue to vest for a period of 18 months following Executive's date of termination. For this purpose, "Constructive Termination" is defined as (i) a material reduction in salary or benefits, (ii) a material change in responsibilities from those of the Chief Financial Officer of the Company, (iii) a requirement to relocate, except for office relocation that would not increase the Executive's current one-way commute distance by more than twenty-five (25) miles or (iv) subjection of Executive to unreasonable working conditions, such as violation of Executive's civil rights, defamation of Executive, intentional infliction of emotional distress, coercion to condone, tolerate or participate in illegal or immoral acts, or similar conditions. In the event of a Constructive Termination, the Company will be deemed to have involuntarily terminated the Executive even if the Executive tenders his resignation to the Company. For this purpose, "Cause" is defined as (i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee and intended to result in Executive's substantial personal enrichment, (ii) Executive's conviction of a felony, (iii) a willful act by Executive which constitutes gross misconduct and which is injurious to the Company, or (iv) Executive's continued substantial violations of his employment duties which are demonstrably willful and deliberate on Executive's part after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties.

     2.   Termination Incident to an Acquisition of the Company.
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Notwithstanding Section 1 above, in the event of a change of control of the
Company, followed within six (6) months thereafter by the Constructive Termination or involuntary termination of Executive's employment with the Company or its successor entity without Cause, (i) Executive shall be entitled to receive a cash payment of
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severance pay (less applicable withholding taxes) representing an amount equal to six months at a rate equal to his base salary rate as then in effect, plus any targeted bonus amount pro rated for such six (6) month period as determined by the Board of Directors of the Company, and (ii) Executive's option to purchase 503,386 shares of Common Stock shall become 100% vested. For this purpose, "change of control of the Company" is defined as:

     (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

     (b) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or
(B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

     (c) The date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     3.   Enforcement.  In the event of any action to enforce the terms of this
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Agreement, the prevailing party in such action shall be entitled to such party's reasonable costs and expenses of enforcement including, without limitation, reasonable attorneys' fees.

     4.   Entire Agreement.  This Agreement, the Stock Option Plan, the Option
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Agreement, and the Proprietary Information Agreement of even date herewith represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

     5.   No Oral Modification, Cancellation or Discharge.  This Agreement may
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only be amended, canceled or discharged in writing signed by Executive and the
Company.

     6.   Governing Law.  This Agreement shall be governed by the laws of the
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State of California.
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     7.   Effective Date.  This Agreement is effective immediately after it has
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been signed.

     8.   Acknowledgment.  Executive acknowledges that he has had the
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opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of June 20, 1997.


ARTISAN COMPONENTS, INC.



By:     /s/ Mark R. Templeton
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        Mark R. Templeton
        President



ROBERT SELVI

/s/ Robert D. Selvi
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